UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2004

KERR-MCGEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313

(Registrant’s telephone number, including area code)

Item 5.  Other Events.

On June 25, 2004, Kerr-McGee Corporation (“Kerr-McGee”) priced an offering of $650 million in aggregate principal amount of its 6.95 % Notes due 2024  (the “Notes”).  In connection therewith, Kerr-McGee has executed an underwriting agreement which is attached hereto as an exhibit.  Kerr-McGee Rocky Mountain Corporation and Kerr-McGee Chemical Worldwide LLC will jointly and severally guarantee Kerr-McGee’s obligations under the Notes.  Certain other exhibits relating to the offering of the Notes are being filed herewith, as described under Item 7 below.

Item 7(c).  Exhibits.

1.1           Underwriting Agreement.

5.1           Opinion of Covington & Burling regarding the legality of the Notes.

12.1         Statement re: Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

Date: June 25, 2004	By:	/s/ John M. Rauh
John M. Rauh
Vice President and Controller

EXHIBIT INDEX

1.1           Underwriting Agreement.

5.1           Opinion of Covington & Burling regarding the legality of the Notes.

12.1         Statement re: Computation of Ratio of Earnings to Fixed Charges.